As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-266208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.

and the Subsidiary Guarantors listed on Schedule A hereto

(Exact name of registrant issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

6798

(Primary Standard Industrial Classification Code Number)

65-0043078

(I.R.S. Employer Identification Number)

4955 Technology Way

Boca Raton, Florida 33431

(561) 893-0101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joe Negron, Esq.

General Counsel and Secretary

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

(561) 893-0101

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen K. Roddenberry, Esq. William C. Arnhols, Esq. Esther L. Moreno, Esq. Akerman LLP 98 Southeast Seventh Street, Suite 1100 Miami, Florida 33131 Tel: (305) 374-5600	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Tel: (212) 735-3000 Fax: (212) 735-2000	Daniel J. Bursky, Esq. Joshua T. Coleman, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: (212) 859-8000

Approximate date of commencement of proposed sale of the securities to the public: The offering of the securities will commence promptly following the filing of the Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
ADAPPT, LLC	Pennsylvania	23-2653056
Arapahoe County Residential Center, LLC	Colorado	84-1145631
B.I. Incorporated	Colorado	84-0769926
Behavioral Acquisition Corp.	Delaware	22-3746193
Behavioral Holding Corp.	Delaware	20-4244005
BI Mobile Breath, Inc.	Delaware	27-1931247
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Broad Real Estate Holdings LLC	Delaware	*
CCC Wyoming Properties, LLC	Wyoming	06-1531669
CCMAS LLC	Delaware	32-0393183
CEC Intermediate Holdings LLC	Delaware	*
CEC Parent Holdings LLC	Delaware	47-3464615
CEC Staffing Solutions LLC	New Jersey	47-4539867
CiviGenics, Inc.	Massachusetts	04-3266429
CiviGenics Management Services, LLC	Massachusetts	04-3353973
CiviGenics-Texas, Inc.	Texas	74-2870249
Clearstream Development LLC	Delaware	82-1455265
Community Alternatives	Wyoming	06-1536351
Community Corrections, LLC	Colorado	84-0984354
Community Education Centers, Inc.	Delaware	22-3457238
Cornell Companies, Inc.	Delaware	76-0433642
Cornell Corrections Management, LLC	Delaware	74-2650655
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Correctional Properties Prison Finance LLC	Delaware	*
Correctional Properties, LLC	Delaware	47-2920630
Correctional Services Corporation, LLC	Delaware	11-3182580
Correctional Systems, LLC	Delaware	33-0607766
CPT Limited Partner, LLC	Delaware	*
CPT Operating Partnership L.P.	Delaware	*
Fenton Security, LLC	Pennsylvania	23-2216896
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Care LLC	Delaware	47-3529923
GEO CC3 Inc.	Delaware	47-3573145
GEO Secure Services, LLC	Florida	46-1258100
GEO Corrections Holdings, Inc.	Florida	46-1972528
GEO CPM, Inc.	Delaware	*
GEO Management Services, Inc.	Delaware	47-3556698
GEO Holdings I, Inc.	Delaware	56-2635779
GEO International Services, Inc.	Delaware	47-3510903
GEO MCF LP, LLC	Delaware	*
GEO Leasing, LLC	Florida	46-1288456
GEO Operations, Inc.	Florida	36-4868763
GEO RE Holdings LLC	Delaware	65-0853089
GEO Reentry of Alaska, Inc.	Alaska	76-0578707
GEO Reentry Services, LLC	Florida	46-1260559
GEO Reentry, Inc.	Delaware	47-3703578

GEO Transport, Inc.	Florida	56-2677868
GEO/DEL/R/02, Inc.	Delaware	*
GEO/DEL/T/02, Inc.	Delaware	47-3516062
Highpoint Investments LLC	Delaware	*
MCF GP, LLC	Delaware	*
Minsec Companies, LLC	Pennsylvania	20-4798404
Minsec Treatment, LLC	Pennsylvania	20-8432898
Municipal Corrections Finance, L.P.	Delaware	*
Protocol Criminal Justice, Inc.	Florida	90-1031969
Public Properties Development and Leasing LLC	Delaware	*
SECON, Inc.	Massachusetts	04-3308048
WBP Leasing, LLC	Delaware	76-0546892

*	Not applicable as these entities are disregarded for federal income tax purposes

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-4 (File No. 333-266208) of The GEO Group, Inc. is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants incorporated as corporations in Florida

Florida Business Corporation Act. Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (“Florida Corporate Law”) empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Subsection (2) of Section 607.0850 of the Florida Corporate Law empowers a corporation to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Subsection (4) of Section 607.0850 of the Florida Corporate Law provides that any indemnification under subsection (1) or subsection (2) of Section 607.0850, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2) of Section 607.0850. Such determination shall be made, (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; or (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (c) by independent legal counsel (i) selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Subsection (5) of Section 607.0850 indicates that the evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Subsection (4)(c) of Section 607.0850 shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 607.0850 of the Florida Corporate Law further provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) of Section 607.0850 or subsection (2) of Section 607.0850, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith and that such expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to Section 607.0850. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The Florida Corporate Law further provides that the indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Subsection (8) of Section 607.0850 of the Florida Corporate Law provides that indemnification and advancement of expenses as provided in Section 607.0850 shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Subsection (9) of Section 607.0850 of the Florida Corporate Law also provides that unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3) of Section 607.0850, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7) of Section 607.0850; or (c) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1) of Section 607.0850, subsection (2) of Section 607.0850, or subsection (7) of Section 607.0850.

Subsection (12) of Section 607.0850 stipulates that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.

Amended Articles. Article X of the Amended Articles provide that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law as it presently exists or may hereafter be amended.

Bylaws

Amended Bylaws. The Company’s Amended Bylaws provide that the Company shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or an officer of the corporation, or a director or an officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation and the board of directors may indemnify any employee of the corporation with respect to such circumstances by resolution, against any liability incurred in connection with such proceeding, including an appeal thereof. The corporation shall pay reasonable expenses, on a conditional basis, in advance of final disposition subject to the provisions of applicable law. The Company’s Amended Bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Company may be entitled as a matter of law.

GEO Transport, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Transport, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Transport, Inc.), shall be indemnified by GEO Transport, Inc., and GEO Transport, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

GEO Corrections Holdings, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Corrections Holdings, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Corrections Holdings, Inc.), shall be indemnified by GEO Corrections Holdings, Inc., and GEO Corrections Holdings, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

Protocol Criminal Justice, Inc.’s bylaws provide that each person who is or was a director or officer of Protocol Criminal Justice, Inc. shall be indemnified to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Protocol Criminal Justice, Inc. may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Protocol Criminal Justice, Inc. would have the legal power to indemnify them directly against such liability. Protocol Criminal Justice, Inc. shall pay in advance of the final disposition of a civil or criminal proceeding the costs, charges and expenses (including attorneys’ fees) incurred by such person for such proceedings upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Protocol Criminal Justice, Inc.

GEO Operations, Inc.’s By-laws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Operations, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Operations, Inc.), shall be indemnified by GEO Operations, Inc., and GEO Operations, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes hereof, “person” shall include such person’s heirs and personal representatives.

Registrants formed as limited liability companies in Florida

Section 608.4229 of the Florida Limited Liability Company Act (“FLLCA”) permits, but does not require, subject to standards and restrictions, if any, in its articles of organization or operating agreement, a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability attaches for unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

GEO Leasing, LLC’s Operating Agreement, as amended, provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Leasing, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Leasing, LLC, the disposition of liability of GEO Leasing, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Leasing, LLC; provided, however, that any indemnity under this paragraph shall be provided out of and to the extent of GEO Leasing, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

GEO Secure Services, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Secure Services, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Secure Services, LLC, the disposition of liability of GEO Secure Services, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Secure Services, LLC; provided, however, that any indemnity under this paragraph shall be provided out of and to the extent of GEO Secure Services, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

GEO Reentry Services, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Reentry Services,

LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Reentry Services, LLC, the disposition of liability of GEO Reentry Services, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Reentry Services, LLC; provided, however, that any indemnity under this paragraph shall be provided out of and to the extent of GEO Reentry Services, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

Registrants incorporated as corporations in Delaware

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation, such as GEO Acquisition II, Inc., GEO Holdings I, Inc., Cornell Companies, Inc., Cornell Corrections of Texas, Inc., Cornell Corrections of Rhode Island, Inc., BII Holding Corporation, BII Holding I Corporation, Behavioral Holding Corp., Behavioral Acquisition Corp., GEO/DEL/R/02, Inc., GEO International Services, Inc., GEO/DEL/T/02, Inc., GEO Reentry, Inc., GEO CPM, Inc., GEO Management Services, Inc., GEO CC3 Inc., BI Mobile Breath, Inc., and Community Education Centers, Inc. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Registrants formed as limited liability companies in Delaware

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company, such as Correctional Services Corporation, LLC, Correctional Properties Prison Finance LLC, CPT Limited Partner, LLC, Public Properties Development and Leasing LLC, GEO RE Holdings LLC, Cornell Corrections Management, LLC, Correctional Systems, LLC, MCF GP, LLC, GEO MCF LP, LLC, WBP Leasing, LLC, Correctional Properties, LLC, Highpoint Investments LLC, GEO Care LLC, Clearstream Development LLC, CEC Parent Holdings LLC, CEC Intermediate Holdings LLC, CCMAS LLC and Broad Real Estate Holdings LLC and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Correctional Properties Prison Finance LLC’s operating agreement provides that, to the fullest extent provided by applicable law, a member, special member, officer, director, employee or agent of Correctional Properties Prison Finance LLC and any employee, representative, agent or affiliate of the member or special member shall be entitled to indemnification for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of Correctional Properties Prison Finance LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person, except for any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by such person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Correctional Properties Prison Finance LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Correctional Properties Prison Finance LLC of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified.

CPT Limited Partner, LLC’s operating agreement provides that CPT Limited Partner, LLC shall indemnify and hold harmless its member, officers and employees, and the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of CPT Limited Partner, LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by CPT Limited Partner, LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

Public Properties Development and Leasing LLC’s operating agreement provides that Public Properties Development and Leasing LLC shall indemnify and hold harmless its member, officers and employees, and the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of Public Properties Development and Leasing LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by Public Properties Development and Leasing LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of Public Properties Development and Leasing LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

GEO RE Holdings LLC’s operating agreement is silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Delaware Limited Liability Company Act.

Correctional Services Corporation, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Services Corporation, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Services Corporation, LLC, the disposition of liability of Correctional Services Corporation, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Services Corporation, LLC.

Cornell Corrections Management, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Corrections Management, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Corrections Management, LLC, the disposition of liability of Cornell Corrections Management, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Corrections Management, LLC.

Correctional Systems, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Systems, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Systems, LLC, the disposition of liability of Correctional Systems, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Systems, LLC.

WBP Leasing, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by WBP Leasing, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by WBP Leasing, LLC, the disposition of liability of WBP Leasing, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by WBP Leasing, LLC.

MCF GP, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by MCF GP, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by MCF GP, LLC, the disposition of liability of MCF GP, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by MCF GP, LLC.

GEO MCF LP, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO MCF LP, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO MCF LP, LLC, the disposition of liability of GEO MCF LP, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO MCF LP, LLC.

Correctional Properties, LLC’s Operating Agreement provides that each manager, officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Properties, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Properties, LLC, the disposition of liability of Correctional Properties, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Properties, LLC.

Highpoint Investments LLC’s Operating Agreement provides that each manager, officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Highpoint Investments LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Highpoint Investments LLC, the disposition of liability of Highpoint Investments LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Highpoint Investments LLC.

GEO Care LLC’s Operating Agreement provides that each manager, officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Care LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Care LLC, the disposition of liability of GEO Care LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Care LLC.

Clearstream Development LLC’s Operating Agreement provides that each manager, officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Clearstream Development LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Clearstream Development LLC, the disposition of liability of Clearstream Development LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Clearstream Development LLC.

CEC Parent Holdings LLC’s Third Amended and Restated Operating Agreement provides that no officer, manager, member, any of the respective affiliates of the foregoing or any of the respective shareholders, officers, directors, partners, members, managers, employees and agents of the foregoing, in each case, in their capacities as such (collectively, the “Covered Persons”), shall be liable to CEC Parent Holdings LLC, the member or to any other person for any act or omission taken or suffered by such Covered Person in good faith and in the belief that such act or omission was in or was not opposed to the best interests of CEC Parent Holdings LLC; provided, however, that such act or omission did not constitute fraud or willful misconduct. No Covered Person shall be liable to CEC Parent Holdings LLC, the member or any other person for any action taken by the member, nor shall any Covered Person be liable to CEC Parent Holdings LLC, the member or any other person for any action of any employee or agent of the Covered Person that does not meet the requirements for exculpation set forth in the preceding sentence, so long as the Covered Person seeking exculpation meets such requirements.

CEC Intermediate Holdings LLC’s Operating Agreement provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a managing member or an officer of CEC Intermediate Holdings LLC, or is or was serving at the request of CEC Intermediate Holdings LLC as a manager, director, officer, employee, or agent of another limited liability company or of a corporation, partnership, joint venture, trust, or other enterprise, including a service with respect to an employee benefit plan, whether the basis of such a proceeding is alleged action in an official capacity as a managing member, officer, employee, or agent of CEC Intermediate Holdings LLC or in any other capacity while serving as a managing member, officer, employee or agent of CEC Intermediate Holdings LLC, shall be indemnified and held harmless by CEC Intermediate Holdings LLC to the fullest extent permitted by law (including indemnification for negligence or gross negligence but excluding indemnification (i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnitee derived an improper personal benefit), against all expense, liability, and loss (including reasonable attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

CCMAS LLC’s Amended and Restated Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by CCMAS LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by CCMAS LLC, the disposition of liability of CCMAS LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by CCMAS LLC.

Registrant organized as a limited partnership in Delaware

Section 17-107 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership, such as CPT Operating Partnership L.P. and Municipal Corrections Finance, L.P., has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Amended and Restated Agreement of Limited Partnership of Municipal Corrections Finance, L.P. provides that no general partner or manager or officer of the general partner or of the partnership (collectively “Indemnified Persons” or singularly “Indemnified Person”) shall have any liability to the partnership or the partners for any loss sustained or liabilities incurred as a result of any act or omission of such Indemnified Person if (1) the Indemnified Person acted in good faith in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of the partnership, and (2) the conduct of the Indemnified Person did not constitute actual fraud, gross negligence, bad faith or willful misconduct. The partnership shall indemnify an Indemnified Person from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership as set forth in the agreement in which an Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, regardless of whether arising from any act or omission which constituted the sole, partial or concurrent negligence (whether active or passive) of the Indemnified Person, if (1) the Indemnified Person acted in good faith in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of the partnership and (2) the conduct of the Indemnified Person did not constitute actual fraud, gross negligence, bad faith or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnified Person did not meet the requisite standard of conduct set forth in this paragraph. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnified Person acted in a manner contrary to that specified in this paragraph. Any indemnification pursuant to this paragraph shall be made only out of the assets of the partnership, including insurance proceeds, if any, and not from the assets of any partner, provided, however, that to the fullest extent permitted by law, indemnity under this paragraph shall not constitute a claim against the partnership in the event that the partnership’s cash flow is insufficient to pay its obligations. The indemnification provided by this paragraph shall be in addition to any other rights to which the Indemnified Person may be entitled under any agreement, as a matter of law or otherwise.

CPT Operating Partnership L.P.’s limited partnership agreement provides that, to the fullest extent permitted by Delaware law, CPT Operating Partnership L.P. shall indemnify the general partner and its affiliates and any person acting on their behalf from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of CPT Operating Partnership L.P. in which such person may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such person’s action constituted intentional acts or omissions constituting willful misconduct or fraud. Reasonable expenses incurred by such person who is a party to a proceeding shall be paid or reimbursed by CPT Operating Partnership L.P. in advance of the final disposition of the proceeding. Such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Registrant organized as a corporation in Alaska

Alaska statute Sec. 10.06.490 provides that a corporation, such as GEO Reentry of Alaska, Inc., may (a) indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of an action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful. (b) A corporation may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper. (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in (a) or (b) of this section, or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense. (d) Unless otherwise ordered by a court, indemnification under (a) or (b) of this section may only be made by a corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set out in (a) and (b) of this section. The determination shall be made by (1) the board by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (2) independent legal counsel in a written opinion if a quorum under (1) of this subsection is (A) not obtainable; or (B) obtainable but a majority of disinterested directors so directs; or (3) approval of the outstanding shares. (e) The corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in (d) of this section if (1) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in AS 10.06.450 (b) or 10.06.483(e) has been met; (2) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter. (f) The indemnification provided by this section is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the official capacity of the person and as to action in another capacity while holding the office. The right to indemnification continues as to a person who has ceased to be a director, officer, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of the person. (g) A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status, whether or not the corporation has the power to indemnify the person against the liability under the provisions of this section.

Articles of Incorporation. GEO Reentry of Alaska, Inc.’s Articles of Incorporation provide that Directors of GEO Reentry of Alaska, Inc. shall not be personally liable to GEO Reentry of Alaska, Inc. or its shareholders for monetary damages for acts or omissions that occur after the effective date of the Articles of Incorporation for the breach of their fiduciary duty as a Director, provided, however, that such exemption from liability shall not apply to (i) a breach of a Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derived improper personal benefit.

GEO Reentry of Alaska, Inc.’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Alaska statutes.

Registrant organized as a corporation in Colorado

The Colorado Business Corporations Act. Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation, such as B.I. Incorporated, to indemnify its directors, officers, employees and agents under certain circumstances. A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Bylaws. B.I. Incorporated’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Colorado statutes.

Registrants formed as limited liability companies in Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

Community Corrections, LLC’s Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Community Corrections, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Community Corrections, LLC, the disposition of liability of Community Corrections, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Community Corrections, LLC.

Arapahoe County Residential Center, LLC’s Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Arapahoe County Residential Center, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Arapahoe County Residential Center, LLC, the disposition of liability of Arapahoe County Residential Center, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Arapahoe County Residential Center, LLC.

Registrants incorporated as corporations in Massachusetts

Section 8.51 of the Massachusetts Business Corporation Act (“MBCA”) provides that a corporation may indemnify its directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his position as a director of the corporation unless he is deemed to have not acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Section 8.52 of the MBCA provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the MBCA provides that a corporation may indemnify its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. Section 8.57 of the MBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against such liability.

Bylaws

CiviGenics, Inc.’s By-laws provide that except as otherwise provided in the By-laws, CiviGenics, Inc. shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if: (1)(i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of CiviGenics,

Inc. or that his or her conduct was at least not opposed to the best interests of CiviGenics, Inc.; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such section. The By-laws further provides that a director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of CiviGenics, Inc. The By-laws also provide that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director or officer did not meet the relevant standard of conduct described in the By-laws. The By-laws also provide that unless ordered by a court, CiviGenics, Inc. may not indemnify a director or officer under the By-laws if his or her conduct did not satisfy the standards set forth above.

SECON, Inc.’s By-laws provide that except as otherwise provided in the By-laws, SECON, Inc. shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if: (1)(i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that is or her conduct was in the best interests of SECON, Inc. or that his or her conduct was at least not opposed to the best interest of SECON, Inc.; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such section. The By-laws further provides that a director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interest of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of SECON, Inc. The By-laws also provide that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director or officer did not meet the relevant standard of conduct described in the By-laws. The By-laws also provide that unless ordered by a court, SECON, Inc. may not indemnify a director or officer under the By-laws if his or her conduct did not satisfy the standards set forth above.

Registrants formed as limited liability companies in Massachusetts

Section 8 of the Massachusetts Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its certificate of organization or a written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the section of the Massachusetts Limited Liability Company Act which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company. The certificate of organization or a written operating agreement may eliminate or limit the personal liability of a member or manager for breach of any duty to the limited liability company or to another member or manager.

CiviGenics Management Services, LLC’s Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by CiviGenics Management Services, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by CiviGenics Management Services, LLC, the disposition of liability of CiviGenics Management Services, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by CiviGenics Management Services, LLC.

Registrants formed as limited liability companies in New Jersey

Section 42:2C-38 of the Revised Uniform Limited Liability Company Act of New Jersey provides that a limited liability company shall indemnify a person who is a member of a member-managed company, a manager of a manager-managed company, officer, employee or agent of the indemnifying company or of any constituent company, a company agent, against expenses to the extent that the company agent is successful on the merits or otherwise in any proceeding brought against the company agent by reason of the company agent serving as a company agent or serving another enterprise at the request of the limited liability company. A limited liability company shall indemnify a company agent against any debt, obligation, expense or other liability incurred by that company agent in the course of the company agent’s activities on behalf of the limited liability company or another enterprise at the request of the limited liability company, if, in making the payment or incurring the debt, obligation, expense or other liability, the company agent complied with the duties stated in sections of the act regarding limitations on distribution and standards of conduct for members and managers.

CEC Staffing Solutions LLC’s Amended and Restated Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by CEC Staffing Solutions LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by CEC Staffing Solutions LLC, the disposition of liability of CEC Staffing Solutions LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by CEC Staffing Solutions LLC.

Registrants formed as limited liability companies in Pennsylvania

Chapter 88, Subchapter D, Section 8848 of the Pennsylvania Uniform Limited Liability Company Law provides that a Pennsylvania limited liability company, such as Minsec Companies, LLC, Minsec Treatment, LLC, Fenton Security, LLC, and ADAPPT, LLC, shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of the statutory provisions relating to limitations on distributions, management of the limited liability company, standards of conduct for members or standards of conduct for managers. Such indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct or a knowing violation of law.

Minsec Companies, LLC’s Second Amended and Restated Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Minsec Companies, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Minsec Companies, LLC, the disposition of liability of Minsec Companies, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Minsec Companies, LLC.

Minsec Treatment, LLC’s Second Amended and Restated Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Minsec Treatment, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Minsec Treatment, LLC, the disposition of liability of Minsec Treatment, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Minsec Treatment, LLC.

Fenton Security, LLC’s Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Fenton Security, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Fenton Security, LLC, the disposition of liability of Fenton Security, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Fenton Security, LLC.

ADAPPT, LLC’s Operating Agreement provides that each manager, officer and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by ADAPPT, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by ADAPPT, LLC, the disposition of liability of ADAPPT, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by ADAPPT, LLC.

Registrants incorporated as corporations in Texas

Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) provides CiviGenics-Texas, Inc. broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. The TBOC provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding, to the extent that it is determined that the person acted in good faith; that the person reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and, in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. With respect to expenses, the amount of expenses other than a judgment must be reasonable.

Articles of Incorporation

CiviGenics-Texas, Inc.’s Articles of Incorporation provide that the liability of directors of CiviGenics-Texas, Inc. is eliminated to the fullest extent permitted by the provisions of the Texas Business Corporation Act (“TBCA”) and by the provisions of the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented. The Articles of Incorporation further provide that CiviGenics-Texas, Inc. shall, to the fullest extent permitted by the provisions of Article 2.02-1 of TBCA, as the same may be amended and supplemented, indemnify any and all persons whom CiviGenics-Texas, Inc. shall have the power to indemnify under said article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said article.

By-laws

CiviGenics-Texas, Inc.’s By-laws provide that except as otherwise provided in the By-laws, CiviGenics-Texas, Inc. shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if: (1)(i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of CiviGenics-Texas, Inc. or that his or her conduct was at least not opposed to the best interests of CiviGenics-Texas, Inc.; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Incorporation authorized by the TBCA or any successor provision. The By-laws further provides that a director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of CiviGenics-Texas, Inc. The By-laws also provide that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director or officer did not meet the relevant standard of conduct described in the By-laws. The By-laws also provide that unless ordered by a court, CiviGenics-Texas, Inc. may not indemnify a director or officer under the By-laws if his or her conduct did not satisfy the standards set forth above.

Registrants formed as limited liability companies in Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act (“Wyoming LLC Act”) provides that a limited liability company shall indemnify for any debt, obligation or other liability incurred by a member of a member-managed company or a manager of a manager-managed company in the course of the member’s or manager’s activities on behalf of the company, if, in incurring such debt, obligation or other liability, the member or manager complied with the duties stated in the Wyoming LLC Act. The Wyoming LLC Act also provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status.

CCC Wyoming Properties, LLC’s Operating Agreement provides that CCC Wyoming Properties, LLC shall indemnify its members for all costs, losses, liabilities, and damages paid or accrued by its members (either as members or as agents) in connection with the business of CCC Wyoming Properties, LLC or because such person is a member, to the fullest extent provided or allowed by the law of the State of Wyoming. In addition, CCC Wyoming Properties, LLC shall advance costs of participation in any proceeding to the members. The members may indemnify all other employees and agents of CCC Wyoming Properties, LLC for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of CCC Wyoming Properties, LLC or because such person is an agent or employee, to the fullest extent provided or allowed by the laws of Wyoming.

Registrants formed as general partnerships in Wyoming

Section 17-21-306 of the Wyoming Uniform Partnership Act (“Wyoming UPA”) provides that all partners are liable jointly and severally for all obligations of the partnership unless otherwise agreed by the claimant or provided by law. Section 17-21-309 of the Wyoming UPA holds a person admitted as a partner into a partnership is liable for all obligations of the partnership arising before the person’s admission as if the person had been a partner when the obligations were incurred, but that liability may only be satisfied out of partnership property. Section 17-21-103(a) states that except as provided in subsection (b) of that section, a partnership agreement governs relations among the partners and between the partners and the partnership.

The Amended and Restated Partnership Agreement of Community Alternatives provides that except as otherwise expressly provided by Wyoming law, the debts, obligations and liabilities of the partnership, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the partnership, and the manager shall not be obligated personally for any such debt, obligation or liability of the partnership solely by reason of being the manager of the partnership. The Amended and Restated Partnership Agreement of Community Alternatives also provides that the partnership may purchase and maintain insurance, on behalf of the partners and such other persons as the partners shall determine, against any liability that may be asserted against or expense that may be incurred by, such persons in connection with the business or activities of the partnership.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 30, 2014).

3.2	Articles of Merger, effective as of June 27, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 30, 2014).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of The GEO Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 26, 2017).

3.4	Third Amended and Restated Bylaws of The GEO Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 21, 2021).

3.5	Amendment to Third Amended and Restated Bylaws, effective January 21, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 27, 2022).

3.6	Amendment to Third Amended and Restated Bylaws, effective February 14, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 18, 2022).

4.1	Indenture, dated as of March 19, 2013, by and among the Company, the Guarantors party thereto, and Regions Bank (successor to Wells Fargo Bank, National Association) as Trustee relating to the 5.125% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K, filed on March 25, 2013).

4.2	Form of 5.125% Senior Note due 2023 (included in Exhibit 4.1).

4.3	Supplemental Indenture dated as of June 27, 2014, to Indenture dated as of March 19, 2013, with respect to the Predecessor Registrant’s 5.125% Senior Notes, between the Company and Regions Bank (successor to Wells Fargo Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed on June 30, 2014).

4.4	Indenture, dated as of September 25, 2014, by and between GEO and Regions Bank (successor to Wells Fargo Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 1, 2014).

4.5	First Supplemental Indenture, dated as of September 25, 2014, by and among GEO, certain subsidiary guarantors and Regions Bank (successor to Wells Fargo Bank, National Association), as Trustee with respect to the 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on October 1, 2014).

4.6	Form of 5.875% Senior Note due 2024 (included in Exhibit 4.5).

4.7	Second Supplemental Indenture, dated as of April 18, 2016, by and among The GEO Group, Inc., the subsidiary guarantors named therein and Regions Bank (successor to Wells Fargo Bank, National Association), as Trustee with respect to the 6.000% Senior Notes due 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 18, 2016).

4.8	Form of 6.000% Senior Notes due 2026 (included in Exhibit 4.7).

Exhibit Number	Exhibit Description

4.9	Indenture, dated as of February 24, 2021, by and among GEO Corrections Holdings, Inc., as issuer, The GEO Group, Inc. and the other guarantors named therein, as guarantors, and the Trustee (portions of this exhibit have been omitted) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 2, 2021).

4.10	Form of 6.50% Exchangeable Senior Notes due 2026 (included in Exhibit 4.9).

4.11	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K, filed on February 26, 2020).

4.12	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3ASR, filed on October 30, 2020).

4.13	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-3ASR, filed on October 30, 2020).

4.14	Form of Indenture, dated as of , 2022, by and among the Company, the Guarantors party thereto, and Ankura Trust Company, LLC as Trustee relating to the 10.500% Senior Second Lien Secured Notes due June 30, 2028.***

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.***

5.2	Opinion of Akerman LLP, as to matters of Florida and Colorado law.***

5.3	Opinion of Hughes White Colbo & Tervooren, LLC, as to matters of Alaska law.***

5.4	Opinion of Greenbaum, Rowe, Smith & Davis LLP, as to matters of New Jersey law.***

5.5	Opinion of Eckert Seamans Cherin & Mellott, LLC, as to matters of Pennsylvania law.***

5.6	Opinion of Holland & Hart LLP, as to matters of Wyoming law.***

10.1	Transaction Support Agreement, dated as of July 18, 2022, by and among the Company, GEO Corrections Holdings, Inc., GEO Australasia Holdings Pty Ltd., GEO Australasia Finance Holdings Pty Ltd., and certain other undersigned subsidiaries of the Company, BNP Paribas, certain revolving credit lenders, certain holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, certain of the outstanding Term Loan and certain undersigned holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the Senior Notes. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 19, 2022).

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.**

23.2	Consent of Akerman LLP (included in Exhibit 5.2 hereto).***

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).***

23.4	Consent of Hughes White Colbo & Tervooren, LLC (included in Exhibit 5.3 hereto).***

23.5	Consent of Greenbaum, Rowe, Smith & Davis LLP (included in Exhibit 5.4 hereto).***

23.6	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.5 hereto).***

23.7	Consent of Holland & Hart LLP (included in Exhibit 5.6 hereto).***

Exhibit Number	Exhibit Description

24.1	Power of Attorney (included in the signature page to this Registration Statement).**

25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Ankura Trust Company, LLC.**

107	Calculation of Filing Fee Tables.**

**	Previously filed.
***	Filed herewithin.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* George C. Zoley	Executive Chairman of the Board	August 15, 2022

* Jose Gordo	Chief Executive Officer (Principal Executive Officer) and Director	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 15, 2022

* Anne N. Foreman	Director	August 15, 2022

* Thomas C. Bartzokis	Director	August 15, 2022

* Jack Brewer	Director	August 15, 2022

* Terry Mayotte	Director	August 15, 2022

* Scott M. Kernan	Director	August 15, 2022

* Andrew N. Shapiro	Director	August 15, 2022

* Julie Myers Wood	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO RE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President and Treasurer (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President and Secretary	August 15, 2022

* George C. Zoley	Chief Executive Officer of The GEO Group, Inc., the Sole Member and Manager of GEO RE Holdings LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Correctional Services Corporation, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* George C. Zoley	Chief Executive Officer of The GEO Group, Inc., the Sole Member of Correctional Services Corporation, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Transport, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15 2022

/s/ Brian R. Evans Brian R. Evans	Vice President and Treasurer (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President and Controller (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* James Black	Vice President and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Public Properties Development and Leasing LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P., the Sole Member of Public Properties Development and Leasing LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Correctional Properties Prison Finance LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P., the Sole Member of Correctional Properties Prison Finance LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CPT Operating Partnership L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President and Secretary	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P.	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CPT Limited Partner, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President and Secretary	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director of GEO Acquisition II, Inc., the Sole Member of CPT Limited Partner, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Holdings I, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Acquisition II, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Cornell Companies, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Cornell Corrections Management, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* Ann M. Schlarb	Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of Cornell Companies, Inc., the Sole Member of Cornell Corrections Management, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Reentry of Alaska, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Cornell Corrections of Texas, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Ann M. Schlarb	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Cornell Corrections of Rhode Island, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Correctional Systems, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* Ann M. Schlarb	Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of Correctional Systems, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

WBP Leasing, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* Ann M. Schlarb	Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of Cornell Companies, Inc., the Sole Member of Cornell Corrections Management, LLC, the Sole Member of WBP Leasing, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

BII Holding Corporation

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

BII Holding I Corporation

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Behavioral Holding Corp.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Behavioral Acquisition Corp.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

B.I. Incorporated

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

MCF GP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of Cornell Companies, Inc., the Sole Member of MCF GP, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO MCF LP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of Cornell Companies, Inc., the Sole Member of GEO MCF LP, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Municipal Corrections Finance, L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President and Secretary	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager of MCF GP, LLC, the Sole General Partner of Municipal Corrections Finance, L.P.	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO LEASING, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive and Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* George C. Zoley	Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of GEO Leasing, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Corrections Holdings, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Secure Services, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* James Black	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* George C. Zoley	Manager	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Majority Member of GEO Secure Services, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Reentry Services, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chief Executive Officer, Chairman and Manager (Principal Executive Officer)	August 15, 2022

* Ann M. Schlarb	President	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Majority Member of GEO Reentry Services, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Protocol Criminal Justice, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Correctional Properties, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chief Executive Officer and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* James Black	Vice President, Operations and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of Correctional Properties, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO/DEL/R/02, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* James Black	Vice President, Operations and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO International Services, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* James Black	Vice President, Operations and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO/DEL/T/02, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* James Black	Vice President, Operations and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Highpoint Investments LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Chairman (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* Bruce Brown	Vice President, Real Estate and Manager	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Reentry, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* Ann M. Schlarb	Vice President, GEO Care and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Care LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* Ann M. Schlarb	Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of GEO Care LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Management Services, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO CC3 Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

BI Mobile Breath, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

* George C. Zoley	Director	August 15, 2022

* Ann M. Schlarb	Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Clearstream Development LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

* Bruce Brown	Vice President, Real Estate and Manager	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO Operations, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CEC Parent Holdings LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of CEC Parent Holdings LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CEC Intermediate Holdings LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President and Secretary	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of CEC Parent Holdings LLC, the Sole Member of CEC Intermediate Holdings LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CCMAS LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial
Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of GEO Operations, Inc., the Sole Member of CCMAS LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Community Education Centers, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial
Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Minsec Companies, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of Minsec Companies, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Minsec Treatment, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Manager	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager of GEO Reentry Services, LLC, the Sole Member of Minsec Treatment, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CiviGenics, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CCC Wyoming Properties, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2022

* Joe Negron	Vice President and Secretary	August 15, 2022

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of CCC Wyoming Properties, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Broad Real Estate Holdings LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President and Secretary	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of GEO Operations, Inc., the Sole Member of CCMAS LLC, the Sole Member of Broad Real Estate Holdings LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CiviGenics Management Services, LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Manager	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of CiviGenics, Inc., the Sole Member of CiviGenics Management Services, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CiviGenics-Texas, Inc.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Fenton Security, LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Manager	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of Community Education Centers, Inc., the Sole Member of Fenton Security, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

SECON, Inc.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

ADAPPT, LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Manager	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of CiviGenics, Inc., the Sole Member of ADAPPT, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Community Corrections, LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Manager	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of CiviGenics, Inc., the Sole Member of Community Corrections, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Arapahoe County Residential Center, LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Manager	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of CiviGenics, Inc., the Sole Member of Community Corrections, LLC, the Sole Member of Arapahoe County Residential Center, LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

CEC Staffing Solutions LLC

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Manager (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Manager	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of GEO Operations, Inc., the Sole Member of CEC Staffing Solutions LLC	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

Community Alternatives

By: Community Education Centers, Inc., Manager

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer of CCC Wyoming Properties, LLC, a General Partner of Community Alternatives

By:	/s/ Shayn March
Name:	Shayn March
Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Chief Financial Officer of CCC Wyoming Properties, LLC, a General Partner of Community Alternatives	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director of Community Education Centers, Inc., Manager of Community Alternatives	August 15, 2022
* Shayn March	Vice President and Treasurer	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of August, 2022.

GEO CPM, Inc.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George C. Zoley	President and Director (Principal Executive Officer)	August 15, 2022
/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 15, 2022
* Joe Negron	Vice President, Secretary and Director	August 15, 2022

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact